UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: August 4, 2011
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 8, 2011, IDEX Corporation (“IDEX”) announced that Mr. Lawrence D. Kingsley will resign as Chief Executive Officer, effective August 10, 2011. To ensure an orderly transition of leadership, Mr. Kingsley will retain his position as Chairman of the Board of Directors. Mr. Kingsley is expected to step down as Chairman by December 31, 2011. Mr. Kingsley’s compensation will remain unchanged while he continues in the role of executive Chairman.
(c) On August 8, 2011, IDEX announced that Mr. Andrew K. Silvernail will be appointed as Chief Executive Officer and a member of the Board of Directors of IDEX, effective August 10, 2011. In connection with such appointment Mr. Silvernail will receive the following compensation:
•	Annual base salary of $750,000;
•	Participation in IDEX’s Incentive Award Plan at a target payout of 100% of base salary; and
•	A promotional grant of restricted stock equal to $1,500,000 divided by the closing price for IDEX’s common stock on August 10, 2011, which will vest in full on August 10, 2014.
Mr. Silvernail, age 40, has been IDEX’s Vice President and Group Executive of Health & Science Technologies, Global Dispensing and Fire & Safety/Diversified Products since January 2011. From February 2010 to December 2010, Mr. Silvernail was IDEX’s Vice President and Group Executive of Health & Sciences Technologies and Global Dispensing. Mr. Silvernail joined IDEX in January 2009 as Vice President and Group Executive of Health & Science Technologies. Prior to joining IDEX, Mr. Silvernail served as Group President at Rexnord Industries from April 2007 to August 2008 and Division President at Rexnord from April 2005 to April 2007. Rexnord Industries is not a parent, subsidiary or other affiliate of IDEX. Mr. Silvernail is a director of MacLean-Fogg Company, a privately held company. Mr. Silvernail received his A.B. from Dartmouth College and his MBA from Harvard University.
Mr. Silvernail’s knowledge of technology and relevant experience with engineering and technology industries in general, together with his directorship experience, financial reporting expertise and extensive management education led to the conclusion that he should serve on IDEX’s Board of Directors. Through his executive management experience and board membership, Mr. Silvernail has gained substantial experience in corporate matters and knowledge of financial reporting.
Mr. Silvernail does not have any family relationships with any of IDEX’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.
(d) On August 4, 2011, the Board of Directors of IDEX increased the number of directors to ten and appointed Mr. Silvernail as a member of Class I of the Board of Directors, effective August 10, 2011. Mr. Silvernail’s initial term on the Board of Directors will expire at the annual meeting of IDEX stockholders in 2014.
A copy of the press release is filed as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated August 8, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
Date: August 8, 2011	/s/ Heath A. Mitts
Heath A. Mitts
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 8, 2011.